UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

As further disclosed in Item 5.02 of this Current Report on Form 8-K, Charles Newell and Henry Newell, resigned from their positions as Co-President-Aerostructures of LMI Aerospace, Inc. (the “Company”) effective as of October 31, 2013.

On the same date, the Company entered into a Mutual Release and Settlement Agreement (the “Settlement Agreement”) with the former members (the “Former Members”) of Valent Aerostructures, LLC (“Valent”). The Settlement Agreement provides that the Former Members will pay the Company approximately $1.1 million under the working capital adjustment provisions of the Membership Interest Purchase Agreement among the Company, Valent and the Former Members dated December 5, 2012, pursuant to which the Company acquired Valent (the “Purchase Agreement”). The Settlement Agreement also includes a general release by the Company and the Former Members of certain claims against one another, including claims regarding the working capital adjustment provisions and the earn out provisions set forth in the Purchase Agreement. The general release does not affect, however, any other claims under the Purchase Agreement.

The Former Members and the Company also agreed to amend the terms of the $10 million escrow amount provided for in the Purchase Agreement by disbursing $5 million of such amount to the Former Members upon the execution of the Settlement Agreement and by extending the termination date for the remaining $5 million of the escrow amount from June 30, 2014 to September 30, 2014. The Former Members and the Company memorialized these changes in an amendment to the Escrow Agreement dated as of December 28, 2012, which was ancillary to the Purchase Agreement (the “Escrow Amendment”).

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to a Consulting Agreement and a Resignation Agreement and General Release with each of Charles Newell and Henry Newell is hereby incorporated into this Item 1.01 by reference.

A copy of the Settlement Agreement, Escrow Amendment, each Consulting Agreement and each Resignation Agreement and General Release are filed as Exhibits 99.1 through 99.6, respectively, and are incorporated herein by this reference. The foregoing descriptions of such agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement.

Item 1.02 – Termination of a Material Definitive Agreement.

As a result of the resignation of Charles Newell and Henry Newell as further disclosed in Item 5.02 of this Current Report on Form 8-K, which such disclosure is hereby incorporated into this Item 1.02 by reference, the Employment Agreement effective January 1, 2013 with each of the Newells (collectively, the “Employment Agreements”), except as otherwise specifically provided in the Employment Agreements or in the Resignation Agreement and General Releases, will no longer remain in effect.

Item 2.05.	Cost Associated With Exit Or Disposal Activities

On October 29, 2013, the Company committed to a restructuring plan (the “Plan”) that will result in the closure of its Precise Machine facility located in Irving, Texas (the “Facility”).  The Plan is part of the Company’s synergy plan related to the 2012 acquisition of Valent Aerostructures, LLC.As part of the Plan, the Facility is expected to cease operations early in the second quarter of 2014, and relocating its necessary equipment and assets currently located at the Facility to other  facilities.

The Company estimates that it will incur aggregate pre-tax charges of between $1.35 million and $1.60 million to implement the Plan, which includes (i) a fee of approximately $0.3 to $0.35 million to terminate the Facility’s real property and building lease, (ii) anticipated expenditures of between $0.55 and $0.65 million in employee severance, retention and relocation costs and (iii) approximately $0.5 to $0.6 million in other shut-down related expenditures.  The Company expects to pay these charges in cash.  The Company will record charges starting in the fourth quarter of 2013 continuing into the second quarter of 2014.

On November 4, 2013, the Company issued a press release regarding, among other things, the Plan.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2013 LMI Aerospace, Inc. (the “Company”) announced a series of management changes that included the Company accepting the resignation of Charles Newell and Henry Newell from their positions as Co-Presidents – Aerostructures of the Company to pursue other opportunities, the appointment of Lawrence E. Dickinson, the Company’s Chief Financial Officer, to fill the position of President-Valent Operations, and the promotion of Clifford C. Stebe, Jr., the Company’s Corporate Controller, to fill the position of Chief Financial Officer. The Company also retained the Newells as consultants to provide certain management transition services. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

In connection with this transition, the Company entered into a Consulting Agreement and a Resignation Agreement and General Release (each, a “Resignation Agreement”) with each of the Newells as further disclosed below.

Consulting Agreement: Each Consulting Agreement is for a period of six months, pursuant to which the Company may, from time to time, request certain transition services. Each of the Newells will receive a consulting fee of $100,000.

Resignation Agreement and General Release:Each Resignation Agreement memorializes the cessation of the employment relationship between the Company and the Newells.  In connection therewith, the Company has agreed to pay six months of severance equal to $175,000 to each of the Newells and pay a bonus amount of $616,000. The Resignation Agreement also contains a general release by the Company and the Newells of all claims against one another. The Release Agreements, however, do not affect any of the restrictive covenants set forth in the Employment Agreements.

Clifford Stebe joined the Company as Corporate Controller in June 2010.  Prior to joining the Company, Mr. Stebe worked at PricewaterhouseCoopers LLP for approximately twelve years.  Mr. Stebe has held various positions at PricewaterhouseCoopers LLP, including serving as a Senior Manager of Assurance and Business Advisory Services during his final four years at the firm.  Mr. Stebe is 37 years old, is a licensed CPA, and received his Bachelors of Science in Business Administration from St. Louis University.

There are no family relationships between Mr. Stebe and any of the Company’s current or executive officers and directors.  Except for his employment agreement described in Item 1.01 above and compensation previously provided by the Company, Mr. Stebe is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

Upon their appointment, the Company did not change the compensation paid to Messrs. Dickinson or Stebe. The Company does expect, however, to enter into a new employment agreement with each of Messrs. Dickinson and Stebe effective as of January 1, 2014.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 4, 2013

LMI AEROSPACE, INC.

By:	/s/ Ronald S. Saks
Ronald S. Saks
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mutual Release and Settlement Agreement between LMI Aerospace, Inc. and Charles Newell as Seller Representative, dated October 31, 2013
10.2	Amendment to Escrow Agreement between LMI Aerospace, Inc., Charles Newell as Seller Representative and Deutsche Bank National Trust Company, dated October 31, 2013.
10.3	Consulting Agreement between LMI Aerospace, Inc. and Charles Newell, dated October 31, 2013.
10.4	Consulting Agreement between LMI Aerospace, Inc. and Henry Newell, dated October 31, 2013.
10.5	Resignation Agreement and General Release between LMI Aerospace, Inc. and Charles Newell, dated October 31, 2013.
10.6	Resignation Agreement and General Release between LMI Aerospace, Inc. and Henry Newell, dated October 31, 2013.